UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(C) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):October 22, 2003

RAINBOW TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-16641	95-3745398
(Commission File Number)	(IRS Employer Identification No.)

50 Technology Drive, Irvine, California 92618
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (949) 450-7300

Item 5.                                   Other Events

On October 22, 2003, Rainbow Technologies, Inc., a Delaware corporation (“Rainbow”), and SafeNet, Inc., a Delaware corporation (“SafeNet”), issued a joint press release announcing the execution of an Agreement and Plan of Reorganization, dated as of October 22, 2003 (the “Merger Agreement”), by and among Rainbow, SafeNet, and Ravens Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of SafeNet (“Merger Sub”). In accordance with the Merger Agreement, Merger Sub will merge with and into Rainbow (the “Merger”) and each issued and outstanding share of Rainbow common stock will be exchanged for 0.374 shares of SafeNet common stock.

The consummation of the merger is subject to the adoption by the stockholders of Rainbow of the Merger Agreement, the approval by the stockholders of SafeNet of the issuance of shares of SafeNet common stock in the Merger, and other customary closing conditions. The merger is intended to be a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended, and is expected to be treated as a purchase for financial accounting purposes, in accordance with generally accepted accounting principles.

In connection with the Merger Agreement, Rainbow executive officers and directors entered into voting agreements with SafeNet (the “Rainbow Voting Agreements”) in which, among other things, each stockholder agreed, until the earlier of the consummation of the Merger or the termination of the Merger Agreement, to vote its shares of Rainbow common stock (i) in favor of adoption of the Merger Agreement, (ii) against certain alternative transactions, and (iii) against any change in a majority of the members of the board of directors of Rainbow. SafeNet executive officers and directors entered into voting agreements with Rainbow (the “SafeNet Voting Agreements”) in which, among other things, each stockholder agreed, until the earlier of the consummation of the Merger or the termination of the Merger Agreement, to vote its shares of Rainbow common stock (i) in favor of the issuance of SafeNet common stock in the Merger, (ii) against certain alternative transactions, and (iii) against any change in a majority of the members of the board of directors of SafeNet.

The foregoing description of the Merger Agreement, Rainbow Voting Agreements and SafeNet Voting Agreements does not purport to be complete and is qualified in its entirety by the terms and conditions of the Merger Agreement, Rainbow Voting Agreements and SafeNet Voting Agreements.  Copies of the Merger Agreement, the form of Rainbow Voting Agreement, the form of SafeNet Voting Agreement, and the joint press release issued by Rainbow and SafeNet on October 22, 2003, are attached hereto as exhibits and are each incorporated herein by reference.

Item 7.                                                           Financial Statements and Exhibits

(c)           Exhibits.

2.1	Agreement and Plan of Reorganization, dated as of October 22, 2003, by and among SafeNet, Inc., Ravens Acquisition Corp. and Rainbow Technologies, Inc.

99.1	Form of Rainbow Technologies, Inc. Voting Agreement.

99.2	Form of SafeNet, Inc. Voting Agreement.

99.3	Joint press release issued by SafeNet, Inc. and Rainbow Technologies, Inc. dated October 22, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAINBOW TECHNOLOGIES, INC.

By:	/s/ Patrick Fevery
Patrick Fevery
Chief Financial Officer

Date: October 23, 2002

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Reorganization, dated as of October 22, 2003, by and among SafeNet, Inc., Ravens Acquisition Corp. and Rainbow Technologies, Inc.

99.1	Form of Rainbow Technologies, Inc. Voting Agreement.

99.2	Form of SafeNet, Inc. Voting Agreement.

99.3	Joint press release issued by SafeNet, Inc. and Rainbow, Inc. dated October 22, 2003.